UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC	20007
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 1.03 below with respect to the asset purchase agreement and the debtor-in-possession financing is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On November 8, 2007, InPhonic, Inc., a Delaware corporation (the “Company”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). In connection with the bankruptcy filing, the Company entered into a $25 million debtor-in-possession financing facility with Versa Capital Management, a private equity investment firm (“Versa”).

The Bankruptcy Court assumed jurisdiction over the assets of the Company as of the date of the filing of the bankruptcy petition. The Company remains in possession of its assets, and continues to manage and operate its business and properties, as debtor-in-possession, subject to the provisions of the Bankruptcy Code and the supervision and orders of the Bankruptcy Court. Subject to Court approval, the Company will use the cash flow from operations and the debtor-in-possession financing to meet its capital needs during the reorganization process.

On November 8, 2007, the Company signed an asset purchase agreement with Versa to effect the sale of substantially all of the Company’s assets under Section 363 of the Bankruptcy Code. As part of the asset purchase agreement, the Company has filed motions for orders granting authority to sell its assets to Versa pursuant to Section 363 of the Bankruptcy Code, establishing bidding procedures and setting a hearing date on the sale of the assets.

The Company believes that its currently outstanding common stock has no value.

There can be no assurance that the Company can remain in possession of its assets and control of its business as a debtor-in-possession and that a trustee will not be appointed to operate the business of the Company. The Company’s current business relationships and arrangements, and the Company’s ability to negotiate future business arrangements may be adversely affected by the filing of the bankruptcy petition.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. Factors that might cause such a difference in results include, but are not limited to: the effects of the chapter 11 filing; the ability to maintain adequate liquidity; the ability to obtain and maintain normal terms with customers, suppliers and service providers; the ability to continue as a going concern; the ability to operate pursuant to the terms of our credit agreement; the ability to obtain Bankruptcy Court approval and any other required approvals with respect to motions in the chapter 11 case prosecuted by us from time to time; the ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining Bankruptcy Court approval to either terminate or shorten the exclusivity period that we have to propose and confirm one or more plans of reorganization; risks associated with third parties seeking and obtaining Bankruptcy Court approval to appoint a chapter 11 trustee; risks associated with third parties seeking and obtaining Bankruptcy Court approval to convert the chapter 11 filing to a chapter 7 filing; the ability to maintain contracts that are critical to our operation; the ability to conclude our exploration of strategic alternatives; risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results and cash flows; failure to maintain compliance with debt covenants; and failure to maintain adequate cash resources for the operation of the business. Additionally, due to material uncertainties, it is not possible to predict the length of time we will operate under chapter 11 protection, the outcome of the proceeding in general, whether we will continue to operate under our current organizational structure, or the effect of the proceeding on our businesses and the interests of various creditors and security holders.

These statements speak only as of the date of this Current Report on Form 8-K, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Section 2 – Financial Information

Item 2.06.	Material Impairments.

In connection with its decision to seek bankruptcy protection, the Company is currently assessing its long-lived assets for potential impairment. Further information will be provided once this assessment is completed.

Section 3 – Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 6, 2007, the Company received a Staff Determination letter from the NASDAQ Stock Market, Inc. (“NASDAQ”) stating that the Company fails to comply with the requirements for continued listing because it no longer satisfies the majority independent director and audit committee composition requirements set forth in NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(2), respectively. As previously announced, Laurence E. Harris and John Sculley resigned from the Company’s Board of Directors on October 18, 2007, and as a result, at that time, the Company had two independent directors on its five member board and two independent directors on its Audit Committee. Rule 4350(c)(1) requires a listed issuer to maintain a majority of the board of directors comprised of independent directors and Rule 4350(d)(2) requires a listed issuer to have an Audit Committee consisting of at least three independent directors.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) On November 8, 2007, the Company received notice that Grant Thornton LLP (“GT”) had resigned as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of GT on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recently completed fiscal years and through November 8, 2007, there have been no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for the past two fiscal years.

During the fiscal years ended December 31, 2006 and 2005 and through November 8, 2007, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulations S-K, except for the material weaknesses in internal control over financial reporting described in the following paragraph.

In the Annual Report on Form 10-K for the year ended December 31, 2006, the Company reported the following material weaknesses in internal controls:

•

Failure to maintain staffing in operational and financial resources sufficient to provide the level of controls and analysis required on a timely basis in light of the increasing complexity and growth of the business; and

•

Failure to maintain effective communication channels to adequately identify and record certain transactions during 2006. The failure to provide this communication contributed to errors relating to accounting and reporting of expenses and liabilities;

•	Lack of effective controls over the recordation, accuracy and completeness of activations and services revenue and related accounts receivable;

•

Failure to utilize an appropriate methodology during the year in recording certain fees due from consumers when contracts are cancelled within specified time periods or the wireless device is not returned to the Company;

•	Failure to utilize an appropriate methodology during the year in recording rebates payable to eligible consumers; and

•	Lack of effective controls over the accuracy and completeness of costs of goods sold and amounts due from vendors.

GT’s report on the Company’s internal control over financial reporting stated that based on the effect of these material weaknesses on the achievement of the objectives of the control criteria, we had not maintained effective internal control over financial reporting as of December 31, 2006.

GT discussed these matters with the Audit Committee, and we have authorized GT to respond fully to the inquiries of its successor as our independent registered public accounting firm concerning the subject matter of these material weaknesses.

The Company provided GT with a copy of this Current Report on Form 8-K and has requested that GT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2007, Ira Brind notified the Company that he was resigning from the Board of Directors effective as of November 7, 2007. Mr. Brind served on the Company’s Board of Directors since December 2000 and was the chairman of the Compensation Committee and a member the Nominating and Corporate Governance Committee and the Audit Committee.

On November 7, 2007, Blake Bath notified the Company that he was resigning from the Board of Directors effective as of November 7, 2007. Mr. Bath served on the Company’s Board of Directors since October 2006 and was a member of the Nominating and Corporate Governance Committee and the Audit Committee.

On November 7, 2007, David Steinberg notified the Company that he was resigning from the Board of Directors effective as of November 7, 2007. Mr. Steinberg was the founder of the Company and served as Chairman of the Company’s Board of Directors since the Company’s inception. He served as the Company’s Chief Executive Officer from inception through September 2007 and also served as the Company’s president from August 2002 until March 2004.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 8, 2007, the board of directors of the Company amended Section 2.2 of the Company’s Fourth Amended and Restated Bylaws to reduce the number of directors on the board from five (5) to two (2).

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Chapter 11 Reorganization Press Release dated November 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ Kenneth D. Schwarz
Name:	Kenneth D. Schwarz
Title:	Executive Vice President and Chief Financial Officer

Date: November 8, 2007

Exhibit Index

Exhibit No.	Description
99.1	Chapter 11 Reorganization Press Release dated November 8, 2007